UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 3, 2005

Date of Report (Date of earliest event reported)

Accredited Mortgage Loan REIT Trust

(Exact name of registrant as specified in its charter)

Maryland	001-32276	35-2231035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15090 Avenue of Science San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

858-676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on April 6, 2005 by Accredited Mortgage Loan REIT Trust (“REIT”) to reflect, as required by Item 5.02 of Form 8-K, the compensation arrangements for Stuart D. Marvin, REIT’s newly appointed Executive Vice President.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Stuart D. Marvin as Executive Vice President

On April 6, 2005, Accredited Home Lenders Holding Co. (“Accredited”) announced the appointment of Stuart D. Marvin as Executive Vice President in charge of finance, capital markets and corporate communications. The incumbent managers of those departments will now report to Mr. Marvin, who reports to James A. Konrath, Chairman and Chief Executive Officer. Mr. Marvin will also perform these functions at REIT. The information in the press release included as Exhibit 99.1 to this report is incorporated herein by reference.

Mr. Marvin, 45, served as President - Corporate Operation and Chief Financial Officer of Aegis Mortgage Corporation (“Aegis”) in Houston, TX, and previously as Executive Vice President and Chief Financial Officer of Aegis from April 1, 2000 to the present.

Mr. Marvin will not receive any compensation from REIT for serving as an executive officer of REIT. The terms of Mr. Marvin’s compensation arrangements with Accredited, as approved by the Compensation Committee of the Board of Accredited on April 14, 2005, are described below.

Base Pay

As Executive Vice President of Accredited, Mr. Marvin will be paid a base salary of $425,000 per year.

Bonus

As Executive Vice President, Mr. Marvin will receive an initial cash bonus of $250,000. The initial cash bonus is to be paid by May 1, 2005, and is subject to repayment by Mr. Marvin on a pro rata basis if he terminates his employment voluntarily or is terminated for cause during the first year of his employment.

Inducement Restricted Stock Grant

Shares of restricted stock will be granted to Mr. Marvin in an amount equal to $1,000,000 in value, determined as of the closing price of Accredited’s common stock on April 14, 2005. The $1,000,000 in value stock grant shall be divided up into two (2) separate awards of $500,000 in value each. Both awards shall be made effective as of the date upon which Accredited can file an applicable Form S-8 Registration Statement covering the shares underlying the awards. The shares underlying the first award of $500,000 in value shall become vested in an amount equal to fifty percent (50%) of the first award on the date two years after the date of grant, with an additional twenty-five percent (25%) vesting on each of the third and fourth anniversaries of the date of grant. The shares underlying the second award of $500,000 in value shall become vested in amount equal to fifty percent (50%) of the second award on February 15, 2008, with an additional twenty-five percent (25%) vesting on February 15, 2009 and the last twenty-five percent (25%) on February 15, 2010. Mr. Marvin will also receive a gross-up in respect of the restricted stock grant in an amount sufficient to cover the federal and state income tax associated with Mr. Marvin’s election under Section 83(b) of the Internal Revenue Code of 1986, as amended.

Management Incentive Plan

Mr. Marvin will be eligible to participate in Accredited’s Management Incentive Plan (the “Plan”). Mr. Marvin will be a participant in the Executive Management component of the Plan. The Plan was previously summarized by Accredited in its Current Report on Form 8-K filed on February 3, 2005. The Plan provides for both cash and stock compensation awards. Mr. Marvin will be eligible to receive both types of awards under the Plan in accordance with following terms.

Cash Bonus Awards under Management Incentive Plan

Mr. Marvin will receive a guaranteed cash bonus award under the Plan for 2005 equal to $400,000 (this amount may be adjusted higher under the terms of the Plan). Mr. Marvin will also be entitled to receive a minimum guaranteed cash bonus of $100,000 in each of 2006 and 2007, which amounts can also be adjusted higher under the terms of the Plan.

Stock Bonus Awards under the Management Incentive Plan

Mr. Marvin will also be eligible for stock awards under the Plan, provided that his participation in the stock component, if any, will be limited to the extent the he will only receive payments, as authorized by the terms of the Plan, which would exceed $1,000,000 in value. Consequently, Mr. Marvin’s participation in the stock component of the Plan is intended to be active only to the extent the “floor” value of $1,000,000 which has been awarded to Mr. Marvin through the inducement stock awards noted above, has been exceeded

Stock Options

Mr. Marvin will receive an initial grant of 80,000 stock options to acquire Accredited common stock. The date that these stock options will be granted is expected to be determined in April 2005. The stock options will have an exercise price equal to the fair market value of our common stock on the date of grant. These options will be granted and be subject to such other standard terms and conditions as all other stock options granted to executive management and such stock option award will be evidenced by the standard form of executive stock option agreement.

Moving Expenses

Mr. Marvin will be reimbursed for his reasonable moving expenses. These expenses are subject to repayment by Mr. Marvin if he terminates his employment voluntarily or is terminated for cause.

Benefit Plans

Mr. Marvin will also be eligible to participate in all of Accredited’s standard employee benefit plans for an employee at a senior executive level.

Planned Retirement of Ray W. McKewon, Executive Vice President, Secretary and Director

Accredited also announced on April 6, 2005, that Ray W. McKewon, 57, Accredited co-founder, Executive Vice President and Secretary notified Accredited on April 3, 2005 that Mr. McKewon intends to retire and leave Accredited effective July 15, 2002. Mr. McKewon also notified Accredited that, in addition to retiring as Executive Vice President and Secretary, he also intends to retire from the Board of Directors of Accredited effective July 15, 2005. Mr. McKewon has informed us that he also plans to retire as Executive Vice President and Secretary of REIT, and as a member of REIT’s Board of Trustees, effective July 15, 2005.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release dated April 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Mortgage Loan REIT Trust

Date: April 15, 2005	By:	/s/ James A. Konrath
	Name:	James A. Konrath
	Title:	Chief Executive Officer